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                                                                   Exhibit 10.68



                                AMENDMENT NO. 6
                                      TO
                          LOAN AND SECURITY AGREEMENT
                     DATED FEBRUARY 25, 1997 ("AGREEMENT")
                                    BETWEEN
                       U.S. DIAGNOSTIC INC. ("BORROWER")
                                      AND
                  DVI BUSINESS CREDIT CORPORATION ("LENDER")


         This Amendment No. 6 ("Amendment") to the Loan and Security Agreement is made and entered into as of January 18, 2000, by and between U.S. Diagnostic Inc. ("Borrower") and DVI Business Credit Corporation ("Lender").

                                   RECITALS

         A. Borrower and Lender entered into a Loan and Security Agreement dated February 25, 1997, and all amendments thereto (collectively referred to as the "Agreement") pursuant to which Borrower obtained a revolving loan in the amount of Thirty Five Million Dollars ($35,000,000).

         B. The parties now desire to amend certain terms of the Agreement on and subject to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are being acknowledged and affirmed, the parties hereto agree as follows:

         1.  A new Section 2.13 is hereby inserted in the Agreement:

                  "2.13 Loan B Additional Facility. Subject to the terms of this Agreement, Lender agrees, for so long as no Event of Default exists, to provide Borrower, and Borrower agrees to accept, overadvance financing for the purposes described herein (each advance being a "Loan B Additional Advance"), up to an aggregate unpaid principal amount not to exceed at any time Two Million Dollars ($2,000,000), subject to the provisions of item (e) below, and otherwise on and subject to the following terms and conditions (the "Loan B Additional Facility"):

                  (a) A Loan B Additional Advance may be made to satisfy Borrower's working capital needs to the extent they exceed the formula-determined Borrowing Base B.

                  (b) Each Loan B Additional Advance shall be due and payable in accordance with the terms of this Agreement and shall constitute Obligations.

                  (c) No Guaranty shall be in default and each shall be in full force and effect at the time any Loan B Additional Advance is made.

                  (d) Borrower will pay Lender interest on the principal amount of any Loan B Additional Advance outstanding at the rates provided for Loans herein.

                  (e) The Loan B Additional Facility, shall be repaid in whole on or before May 20, 2000, and to achieve such limitation, the Loan B Additional Facility shall be reduced by $180,000 per week


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         commencing on March 1, 2000. If the foregoing provisions for repayment, or any of them, are not satisfied by Borrower, it shall constitute an Event of Default. To the extent that the Loan B Additional Facility is not repaid by the final maturity date described above, all cash receipts and other monies received on Loan B will immediately serve to repay the Loan B Additional Facility.

                  (f) Except as provided to the contrary in the provisions above, the Loan B Additional Facility pursuant to this Section 2.13 shall be subject to all other terms and conditions of this Agreement. In no event shall any amount of the Loan B Additional Facility be available under Loan A.

         Notwithstanding anything else herein, the total outstanding principal amount of all Loans under Loan B shall at no time exceed $11,000,000.

         2. The definition of "Loan Availability" in Section 1.1 of the Agreement is deleted in its entirety and replaced with the following:

         "'Loan Availability A' shall mean the lesser of (a) the Commitment Amount A or (b) the sum of (i) the Borrowing Base A, plus (ii) the then existing maximum amount of the Overadvance Facility, minus the aggregate Advances under Loan A and other monetary Obligations outstanding under this Agreement allocable to Loan A.

         "'Loan Availability B' shall mean the lesser of (a) the Commitment Amount B or (b) the sum of (i) the Borrowing Base B, plus (ii) the then existing maximum amount of the Loan B Additional Facility, minus the aggregate Advances under Loan B and other monetary Obligations outstanding under this Agreement allocable to Loan B."

         For purposes of the Agreement any reference to the term Loan Availability in the Loan Documents shall be interpreted with the foregoing amendment, as the context so requires.

         3. The Agreement shall be amended to provide that on or before the first day of each month following the date hereof, Borrower shall pay Lender a monthly maintenance fee of Eight Thousand Five Hundred Dollars ($8,500). Increases to the Loan Availability during the term will be charged an incremental increase in the monthly maintenance fee proportionate to the percentage increase in the Loan Availability.

         4. The term "Borrowing Base" in Section 1 of the Agreement, is hereby amended by deleting the reference therein to "eighty percent (80%)" and replacing it with "eighty-five percent (85%)".

         5. Wilkes Barre Imaging is hereby added as a Loan B Guarantor under the Agreement.

         6. Except as expressly amended by this Amendment, the Agreement remains in full force and effect. References to the Agreement are deemed to mean the Agreement as amended by this Amendment.

         7. This Amendment may be executed in counterparts, all of which when taken together constitute one and the same instrument.

         8. This Amendment is governed by and must be interpreted and construed in accordance with the laws of the State of California.

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Lender is entering into this Amendment without any forbearance, and without waiver or prejudice of defaults, events of default, and any rights or remedies Lender has or may have under the Agreement and applicable law. Lender hereby expressly reserves the right to declare a default in accordance with the Agreement and exercise all of Lender's rights and remedies thereunder.

All capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Agreement. Any provision in the Amendment hereof that may be contrary to any provision of the Agreement shall prevail and override the Agreement. Except as expressly set forth herein, all other provisions of the Agreement shall remain in full force and effect. Borrower and Lender warrant to each other that this Amendment has been authorized and duly executed and is binding on all parties hereto as of the date first above written.


BORROWER                                     LENDER

U.S. DIAGNOSTIC INC.                         DVI BUSINESS CREDIT CORPORATION


By:                                          By:
   ----------------------------                 ----------------------------

Name: Paul Andrew Shaw                       Name: Cynthia J. Cohen
     --------------------------                   --------------------------

Title: Executive Vice President              Title: Executive Vice President
      -------------------------                    -------------------------


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